                                                Exhibit 99.1

First Financial Bancorp Announces First Quarter 2021 Financial Results

•Earnings per diluted share of $0.48; $0.50 on an adjusted(1) basis
•Return on average assets of 1.20%; 1.24% as adjusted(1)
•Net interest margin FTE(1) of 3.40%
•Provision for credit losses of $4.0 million; $7.5 million decline from linked quarter
•Repurchased 840,115 shares during the quarter

Cincinnati, Ohio - April 22, 2021 First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the three months ended March 31, 2021.

For the three months ended March 31, 2021, the Company reported net income of $47.3 million, or $0.48 per diluted common share. These results compare to net income of $48.3 million, or $0.49 per diluted common share, for the fourth quarter of 2020 and $28.6 million, or $0.29 per diluted common share, for the first quarter of 2020.

Return on average assets for the first quarter of 2021 was 1.20% while return on average tangible common equity was 15.24%. These compare to returns on average assets of 1.20% and 0.79%, and returns on average tangible common equity of 15.50% and 9.71%, in the fourth quarter of 2020 and the first quarter of 2020, respectively.

First quarter 2021 highlights include:

•After adjustments(1) for certain nonrecurring items:
◦Net income of $0.50 per diluted common share
◦1.24% return on average assets
◦15.80% return on average tangible common equity

•Net interest margin of 3.40% on a fully tax-equivalent basis(1) in line with expectations
◦9 basis point reduction from linked quarter driven by fewer fees related to loan prepayments, and lower volume of PPP forgiveness

•Noninterest income of $40.3 million, or $40.2 million as adjusted(1)
◦Foreign exchange income of $10.8 million remains strong despite decline from record fourth quarter
◦Mortgage income of $9.5 million in line with expectations given expected seasonal declines and lower premiums

•Noninterest expenses of $92.5 million, or $90.0 million as adjusted(1)
◦Adjustments(1) include:
▪$1.3 million of severance related costs
▪$1.3 million of other nonrecurring costs such as branch consolidation costs
◦Efficiency ratio of 60.0%; 58.4% as adjusted(1)

•Excluding PPP growth, loan balances declined slightly during the quarter driven primarily by a decline in consumer and mortgage loans

•Average transactional deposit balances grew $523.7 million compared to the linked quarter; 21.1% on an annualized basis

______________________________________________________________________________________
(1) Financial information in this release that is described as “adjusted” or that is presented on a fully tax equivalent basis is non-GAAP. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

•Total Allowance for Credit Losses of $183.0 million; Total quarterly provision for credit losses of $4.0 million
◦Loans and leases - ACL of $169.9 million, 1.71% of total loans; 1.84% of loans excluding PPP
◦Unfunded Commitments - ACL of $13.0 million
◦First quarter provision expense driven by net charge-offs, partially offset by improvements in economic conditions

•Strong capital ratios
◦Total capital of 15.41%
◦Tier 1 common equity of 11.81%
◦Tangible common equity of 8.22%; 8.62% excluding PPP loans
◦Tangible book value per share of $12.78; $0.15 decrease compared to linked quarter
◦Repurchased 840,115 shares during first quarter

Archie Brown, President and Chief Executive Officer, remarked, “While uncertainty remains due to the ongoing pandemic, the accelerated COVID-19 vaccine distribution, unprecedented fiscal stimulus, and an accommodative Federal Reserve have led to widespread optimism for our economy, which is in stark contrast to our sentiment at this time last year. Our first quarter operating performance reflects this change in sentiment and we have renewed optimism as a result of the improved business climate, despite an operating environment that presents challenges due to very low interest rates and muted loan demand.

Mr. Brown continued, “Our first quarter financial results once again reflect our earnings power and our consistent ability to deliver value to our shareholders. Our core quarterly financial metrics remained strong with adjusted(1) earnings per share of $0.50, adjusted(1) return on assets of 1.24%, and an adjusted(1) efficiency ratio of 58.4%. Net income was bolstered by lower expenses and significantly lower credit costs. Despite expected seasonal declines, noninterest income was strong due to healthy mortgage demand, robust foreign exchange activity and higher wealth management fees. In addition, adjusted(1) noninterest expenses declined $4.6 million from the linked quarter and resulted in a sub-60% efficiency ratio. As I mentioned, credit costs were low with $4.0 million of provision expense during the quarter, and resulted in an allowance for credit losses of 1.84% of total loans, excluding PPP. Classified assets increased during the quarter, however our overall credit outlook has improved significantly and our borrowers are seeing benefits from the various stimulus actions. While first quarter net charge-offs increased slightly from previous quarters, this was driven by a single customer relationship. Given our overall credit outlook, we expect the allowance for credit losses to continue to decline over the course of 2021.”

Mr. Brown commented on balance sheet trends and capital utilization, “Excluding PPP activity, loan balances declined slightly for the quarter due to accelerated mortgage and HELOC payoffs, increased borrower liquidity, and muted business loan demand. As a result of these trends, we anticipate slower growth in the near-term, with some acceleration in the second half of the year. As of March 31, consumers and businesses were holding record levels of deposits, with average balances increasing during the quarter as a result of the stimulus package approved by Congress last December. We anticipate further deposit balance growth in the second quarter after the passage of the most recent stimulus bill. This anticipated growth will likely suppress loan demand and service charge income in the near-term. From a capital standpoint, our ratios remained strong through the first quarter. The combination of our current capital levels and our improved credit outlook, prompted us to repurchase 840,115 shares during the quarter. Absent higher priority capital deployment alternatives, we anticipate additional buyback activity in the second quarter.”

Mr. Brown concluded, “We are pleased with our improved performance and outlook from this time last year. We have started to transition associates back into their physical office locations, and we look forward to implementing the lessons learned over the past year to create an efficient, safe, and collaborative workplace. As our local and national economies continue to improve, we believe we are well positioned to deliver industry leading services to our clients and returns to our shareholders.”

Full detail of the Company’s first quarter 2021 performance is provided in the accompanying financial statements and slide presentation.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 23, 2021 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section
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of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10154329. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information are available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and Non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where Non-GAAP financial measures are used, the comparable GAAP financial measures, as well as a reconciliation to the comparable GAAP financial measure, can be found in the section titled “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

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Forward-Looking Statement

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation:

•economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;
•future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses
•the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;
•Management’s ability to effectively execute its business plans;
•mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;
•the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period;
•the effect of changes in accounting policies and practices;
•changes in consumer spending, borrowing and saving and changes in unemployment;
•changes in customers’ performance and creditworthiness;
•the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;
•the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and
•our ability to develop and execute effective business plans and strategies.

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Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2020, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2021, the Company had $16.2 billion in assets, $9.9 billion in loans, $12.6 billion in deposits and $2.3 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $3.1 billion in assets under management as of March 31, 2021. The Company operated 143 full service banking centers as of March 31, 2021, primarily in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Jamie Anderson                        Tim Condron
Chief Financial Officer                    Marketing Communications Manager
(513) 887-5400                        (513) 979-5796
InvestorRelations@bankatfirst.com            media@bankatfirst.com
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Selected Financial Information
March 31, 2021
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2021	2020	2020	2020	2020
RESULTS OF OPERATIONS
Net income	$47,315	$48,312	$41,477	$37,393	$28,628
Net earnings per share - basic	$0.49	$0.50	$0.43	$0.38	$0.29
Net earnings per share - diluted	$0.48	$0.49	$0.42	$0.38	$0.29
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23

KEY FINANCIAL RATIOS
Return on average assets	1.20%	1.20%	1.04%	0.96%	0.79%
Return on average shareholders' equity	8.44%	8.52%	7.40%	6.88%	5.21%
Return on average tangible shareholders' equity	15.24%	15.50%	13.61%	12.90%	9.71%

Net interest margin	3.35%	3.45%	3.32%	3.38%	3.71%
Net interest margin (fully tax equivalent) (1)	3.40%	3.49%	3.36%	3.44%	3.77%

Ending shareholders' equity as a percent of ending assets	13.97%	14.29%	14.11%	13.99%	14.47%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	8.22%	8.47%	8.25%	8.09%	8.25%
Risk-weighted assets	11.02%	11.29%	11.07%	10.89%	10.50%

Average shareholders' equity as a percent of average assets	14.17%	14.07%	14.08%	13.91%	15.21%
Average tangible shareholders' equity as a percent of
average tangible assets	8.38%	8.26%	8.18%	7.94%	8.79%

Book value per share	$23.16	$23.28	$22.94	$22.66	$22.25
Tangible book value per share	$12.78	$12.93	$12.56	$12.26	$11.82

Common equity tier 1 ratio (2)	11.81%	11.82%	11.63%	11.49%	11.27%
Tier 1 ratio (2)	12.19%	12.20%	12.02%	11.87%	11.66%
Total capital ratio (2)	15.41%	15.55%	15.37%	15.19%	13.54%
Leverage ratio (2)	9.34%	9.55%	9.55%	8.98%	9.49%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$9,951,855	$10,127,881	$10,253,392	$10,002,379	$9,220,643
Investment securities	3,782,993	3,403,839	3,162,832	3,164,243	3,115,723
Interest-bearing deposits with other banks	46,912	143,884	40,277	91,990	39,332
Total earning assets	$13,781,760	$13,675,604	$13,456,501	$13,258,612	$12,375,698
Total assets	$16,042,654	$16,030,986	$15,842,010	$15,710,204	$14,524,422
Noninterest-bearing deposits	$3,840,046	$3,720,417	$3,535,432	$3,335,866	$2,643,240
Interest-bearing deposits	8,531,822	8,204,306	8,027,082	8,395,229	7,590,791
Total deposits	$12,371,868	$11,924,723	$11,562,514	$11,731,095	$10,234,031
Borrowings	$886,379	$1,307,461	$1,519,748	$1,272,819	$1,735,767
Shareholders' equity	$2,272,749	$2,256,062	$2,230,422	$2,185,865	$2,209,733

CREDIT QUALITY RATIOS
Allowance to ending loans	1.71%	1.77%	1.65%	1.56%	1.55%
Allowance to nonaccrual loans	199.33%	217.55%	216.28%	233.74%	296.51%
Allowance to nonperforming loans	175.44%	199.97%	196.69%	208.06%	203.42%
Nonperforming loans to total loans	0.97%	0.89%	0.84%	0.75%	0.76%
Nonperforming assets to ending loans, plus OREO	0.98%	0.90%	0.86%	0.77%	0.78%
Nonperforming assets to total assets	0.60%	0.56%	0.55%	0.49%	0.48%
Classified assets to total assets	1.22%	0.89%	0.84%	0.79%	0.83%
Net charge-offs to average loans (annualized)	0.38%	0.26%	0.21%	0.12%	(0.04)%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) March 31, 2021 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2021	2020
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans and leases, including fees	$98,931	$106,733	$103,249	$105,900	$115,775	$431,657
Investment securities
Taxable	18,607	18,402	17,906	18,476	19,005	73,789
Tax-exempt	5,043	4,839	4,884	4,937	4,582	19,242
Total investment securities interest	23,650	23,241	22,790	23,413	23,587	93,031
Other earning assets	28	55	31	47	142	275
Total interest income	122,609	130,029	126,070	129,360	139,504	524,963

Interest expense
Deposits	4,333	5,920	7,886	11,751	16,365	41,922
Short-term borrowings	67	30	51	1,274	5,087	6,442
Long-term borrowings	4,333	5,606	5,953	4,759	3,770	20,088
Total interest expense	8,733	11,556	13,890	17,784	25,222	68,452
Net interest income	113,876	118,473	112,180	111,576	114,282	456,511
Provision for credit losses-loans and leases	3,450	13,758	15,299	17,859	23,880	70,796
Provision for credit losses-unfunded commitments	538	(2,250)	(1,925)	2,370	1,568	(237)
Net interest income after provision for credit losses	109,888	106,965	98,806	91,347	88,834	385,952

Noninterest income
Service charges on deposit accounts	7,146	7,654	7,356	6,001	8,435	29,446
Trust and wealth management fees	4,398	4,093	3,855	4,114	4,469	16,531
Bankcard income	3,128	3,060	3,124	2,844	2,698	11,726
Client derivative fees	1,556	2,021	2,203	2,984	3,105	10,313
Foreign exchange income	10,757	12,305	10,530	6,576	9,966	39,377
Net gains from sales of loans	9,454	13,089	18,594	16,662	2,831	51,176
Net gains (losses) on sale of investment securities	(166)	4,618	2	2	(59)	4,563
Unrealized gain (loss) on equity securities	112	8,975	18	150	(98)	9,045
Other	3,937	5,700	3,817	3,392	4,037	16,946
Total noninterest income	40,322	61,515	49,499	42,725	35,384	189,123

Noninterest expenses
Salaries and employee benefits	61,253	62,263	63,769	55,925	54,822	236,779
Net occupancy	5,704	6,159	5,625	5,378	6,104	23,266
Furniture and equipment	3,969	3,596	3,638	3,681	4,053	14,968
Data processing	7,287	7,269	6,837	7,019	6,389	27,514
Marketing	1,361	1,999	1,856	1,339	1,220	6,414
Communication	838	840	855	907	890	3,492
Professional services	1,450	3,038	2,443	2,205	2,275	9,961
Debt extinguishment	0	7,257	0	0	0	7,257
State intangible tax	1,202	1,514	1,514	1,514	1,516	6,058
FDIC assessments	1,349	1,065	1,350	1,290	1,405	5,110
Intangible amortization	2,479	2,764	2,779	2,791	2,792	11,126
Other	5,614	17,034	6,845	6,640	8,200	38,719
Total noninterest expenses	92,506	114,798	97,511	88,689	89,666	390,664
Income before income taxes	57,704	53,682	50,794	45,383	34,552	184,411
Income tax expense (benefit)	10,389	5,370	9,317	7,990	5,924	28,601
Net income	$47,315	$48,312	$41,477	$37,393	$28,628	$155,810

ADDITIONAL DATA
Net earnings per share - basic	$0.49	$0.50	$0.43	$0.38	$0.29	$1.60
Net earnings per share - diluted	$0.48	$0.49	$0.42	$0.38	$0.29	$1.59
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92

Return on average assets	1.20%	1.20%	1.04%	0.96%	0.79%	1.00%
Return on average shareholders' equity	8.44%	8.52%	7.40%	6.88%	5.21%	7.02%

Interest income	$122,609	$130,029	$126,070	$129,360	$139,504	$524,963
Tax equivalent adjustment	1,652	1,613	1,628	1,664	1,624	6,529
Interest income - tax equivalent	124,261	131,642	127,698	131,024	141,128	531,492
Interest expense	8,733	11,556	13,890	17,784	25,222	68,452
Net interest income - tax equivalent	$115,528	$120,086	$113,808	$113,240	$115,906	$463,040

Net interest margin	3.35%	3.45%	3.32%	3.38%	3.71%	3.46%
Net interest margin (fully tax equivalent) (1)	3.40%	3.49%	3.36%	3.44%	3.77%	3.51%

Full-time equivalent employees	2,063	2,075	2,065	2,076	2,067

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2021	2020	2020	2020	2020	Linked Qtr.	Comp Qtr.
ASSETS
Cash and due from banks	$210,191	$231,054	$207,128	$283,639	$261,892	(9.0)%	(19.7)%
Interest-bearing deposits with other banks	19,180	20,305	38,806	38,845	71,071	(5.5)%	(73.0)%
Investment securities available-for-sale	3,753,763	3,424,580	3,004,963	2,897,413	2,908,688	9.6%	29.1%
Investment securities held-to-maturity	121,945	131,687	118,072	127,347	136,744	(7.4)%	(10.8)%
Other investments	131,814	133,198	118,292	132,366	143,581	(1.0)%	(8.2)%
Loans held for sale	34,590	41,103	69,008	43,950	27,334	(15.8)%	26.5%
Loans and leases
Commercial and industrial	3,044,825	3,007,509	3,292,313	3,322,374	2,477,773	1.2%	22.9%
Lease financing	66,574	72,987	74,742	80,087	82,602	(8.8)%	(19.4)%
Construction real estate	642,709	636,096	575,648	506,085	500,311	1.0%	28.5%
Commercial real estate	4,396,582	4,307,858	4,347,125	4,343,702	4,278,257	2.1%	2.8%
Residential real estate	946,522	1,003,086	1,027,702	1,043,745	1,061,792	(5.6)%	(10.9)%
Home equity	709,667	743,099	754,743	764,171	781,243	(4.5)%	(9.2)%
Installment	82,421	81,850	84,629	79,150	80,085	0.7%	2.9%
Credit card	44,669	48,485	43,907	42,397	45,756	(7.9)%	(2.4)%
Total loans	9,933,969	9,900,970	10,200,809	10,181,711	9,307,819	0.3%	6.7%
Less:
Allowance for credit losses	169,923	175,679	168,544	158,661	143,885	(3.3)%	18.1%
Net loans	9,764,046	9,725,291	10,032,265	10,023,050	9,163,934	0.4%	6.5%
Premises and equipment	204,537	207,211	209,474	211,164	212,787	(1.3)%	(3.9)%
Goodwill	937,771	937,771	937,771	937,771	937,771	0.0%	0.0%
Other intangibles	61,984	64,552	67,419	70,325	73,258	(4.0)%	(15.4)%
Accrued interest and other assets	935,250	1,056,382	1,122,449	1,105,020	1,120,507	(11.5)%	(16.5)%
Total Assets	$16,175,071	$15,973,134	$15,925,647	$15,870,890	$15,057,567	1.3%	7.4%

LIABILITIES
Deposits
Interest-bearing demand	$2,914,761	$2,914,787	$2,632,467	$2,657,841	$2,498,109	0.0%	16.7%
Savings	4,006,181	3,680,774	3,446,678	3,287,314	2,978,250	8.8%	34.5%
Time	1,731,757	1,872,733	1,935,392	2,241,212	2,435,858	(7.5)%	(28.9)%
Total interest-bearing deposits	8,652,699	8,468,294	8,014,537	8,186,367	7,912,217	2.2%	9.4%
Noninterest-bearing	3,995,370	3,763,709	3,552,893	3,515,048	2,723,341	6.2%	46.7%
Total deposits	12,648,069	12,232,003	11,567,430	11,701,415	10,635,558	3.4%	18.9%
Federal funds purchased and securities sold
under agreements to repurchase	181,387	166,594	247,658	154,347	215,824	8.9%	(16.0)%
FHLB short-term borrowings	0	0	0	0	1,181,900	0.0%	(100.0)%
Total short-term borrowings	181,387	166,594	247,658	154,347	1,397,724	8.9%	(87.0)%
Long-term debt	583,722	776,202	1,341,164	1,285,767	325,566	(24.8)%	79.3%
Total borrowed funds	765,109	942,796	1,588,822	1,440,114	1,723,290	(18.8)%	(55.6)%
Accrued interest and other liabilities	502,951	516,265	521,580	508,342	519,336	(2.6)%	(3.2)%
Total Liabilities	13,916,129	13,691,064	13,677,832	13,649,871	12,878,184	1.6%	8.1%

SHAREHOLDERS' EQUITY
Common stock	1,633,137	1,638,947	1,637,489	1,635,070	1,633,950	(0.4)%	0.0%
Retained earnings	745,220	720,429	694,484	675,532	660,653	3.4%	12.8%
Accumulated other comprehensive income (loss)	18,101	48,664	42,266	36,431	11,788	(62.8)%	53.6%
Treasury stock, at cost	(137,516)	(125,970)	(126,424)	(126,014)	(127,008)	9.2%	8.3%
Total Shareholders' Equity	2,258,942	2,282,070	2,247,815	2,221,019	2,179,383	(1.0)%	3.7%
Total Liabilities and Shareholders' Equity	$16,175,071	$15,973,134	$15,925,647	$15,870,890	$15,057,567	1.3%	7.4%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2021	2020	2020	2020	2020
ASSETS
Cash and due from banks	$232,275	$228,427	$233,216	$284,726	$235,696
Interest-bearing deposits with other banks	46,912	143,884	40,277	91,990	39,332
Investment securities	3,782,993	3,403,839	3,162,832	3,164,243	3,115,723
Loans held for sale	29,689	42,402	45,186	36,592	13,174
Loans and leases
Commercial and industrial	3,029,716	3,182,749	3,299,259	3,058,677	2,450,893
Lease financing	70,508	74,107	78,500	81,218	85,782
Construction real estate	647,655	608,401	536,870	495,407	501,471
Commercial real estate	4,339,349	4,313,408	4,364,708	4,381,647	4,209,345
Residential real estate	980,718	1,022,701	1,041,250	1,052,996	1,055,456
Home equity	726,134	752,425	759,994	772,424	773,082
Installment	81,377	83,509	82,016	79,016	81,234
Credit card	46,709	48,179	45,609	44,402	50,206
Total loans	9,922,166	10,085,479	10,208,206	9,965,787	9,207,469
Less:
Allowance for credit losses	177,863	172,201	165,270	155,454	121,126
Net loans	9,744,303	9,913,278	10,042,936	9,810,333	9,086,343
Premises and equipment	206,628	208,800	211,454	213,903	215,545
Goodwill	937,771	937,771	937,771	937,771	937,771
Other intangibles	63,529	66,195	69,169	72,086	75,014
Accrued interest and other assets	998,554	1,086,390	1,099,169	1,098,560	805,824
Total Assets	$16,042,654	$16,030,986	$15,842,010	$15,710,204	$14,524,422

LIABILITIES
Deposits
Interest-bearing demand	$2,948,682	$2,812,748	$2,668,635	$2,602,917	$2,418,193
Savings	3,815,314	3,547,179	3,342,514	3,173,274	2,976,518
Time	1,767,826	1,844,379	2,015,933	2,619,038	2,196,080
Total interest-bearing deposits	8,531,822	8,204,306	8,027,082	8,395,229	7,590,791
Noninterest-bearing	3,840,046	3,720,417	3,535,432	3,335,866	2,643,240
Total deposits	12,371,868	11,924,723	11,562,514	11,731,095	10,234,031
Federal funds purchased and securities sold
under agreements to repurchase	184,483	136,795	150,088	145,291	164,093
FHLB short-term borrowings	67,222	7,937	30,868	548,183	1,189,765
Total short-term borrowings	251,705	144,732	180,956	693,474	1,353,858
Long-term debt	634,674	1,162,729	1,338,792	579,345	381,909
Total borrowed funds	886,379	1,307,461	1,519,748	1,272,819	1,735,767
Accrued interest and other liabilities	511,658	542,740	529,326	520,425	344,891
Total Liabilities	13,769,905	13,774,924	13,611,588	13,524,339	12,314,689

SHAREHOLDERS' EQUITY
Common stock	1,636,884	1,638,032	1,636,107	1,634,405	1,638,851
Retained earnings	726,351	703,257	679,980	658,312	660,108
Accumulated other comprehensive loss	42,253	40,960	40,697	19,888	31,200
Treasury stock, at cost	(132,739)	(126,187)	(126,362)	(126,740)	(120,426)
Total Shareholders' Equity	2,272,749	2,256,062	2,230,422	2,185,865	2,209,733
Total Liabilities and Shareholders' Equity	$16,042,654	$16,030,986	$15,842,010	$15,710,204	$14,524,422

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2021		December 31, 2020		March 31, 2020		Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Balance	Yield	Balance	Yield	Balance	Yield	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investments:
Investment securities	$3,782,993	2.54%	$3,403,839	2.71%	$3,115,723	3.04%	$(1,488)	$1,897	$409	$(3,892)	$3,955	$63
Interest-bearing deposits with other banks	46,912	0.24%	143,884	0.15%	39,332	1.45%	33	(60)	(27)	(118)	4	(114)
Gross loans (1)	9,951,855	4.03%	10,127,881	4.18%	9,220,643	5.04%	(3,815)	(3,987)	(7,802)	(23,094)	6,250	(16,844)
Total earning assets	13,781,760	3.61%	13,675,604	3.77%	12,375,698	4.52%	(5,270)	(2,150)	(7,420)	(27,104)	10,209	(16,895)

Nonearning assets
Allowance for credit losses	(177,863)		(172,201)		(121,126)
Cash and due from banks	232,275		228,427		235,696
Accrued interest and other assets	2,206,482		2,299,156		2,034,154
Total assets	$16,042,654		$16,030,986		$14,524,422

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$2,948,682	0.07%	$2,812,748	0.08%	$2,418,193	0.45%
Savings	3,815,314	0.13%	3,547,179	0.15%	2,976,518	0.45%
Time	1,767,826	0.60%	1,844,379	0.86%	2,196,080	1.88%
Total interest-bearing deposits	8,531,822	0.21%	8,204,306	0.29%	7,590,791	0.86%	$(1,661)	$74	$(1,587)	$(12,467)	$435	$(12,032)
Borrowed funds
Short-term borrowings	251,705	0.11%	144,732	0.08%	1,353,858	1.51%	9	28	37	(4,723)	(297)	(5,020)
Long-term debt	634,674	2.77%	1,162,729	1.91%	381,909	3.96%	2,509	(3,782)	(1,273)	(1,134)	1,697	563
Total borrowed funds	886,379	2.01%	1,307,461	1.71%	1,735,767	2.05%	2,518	(3,754)	(1,236)	(5,857)	1,400	(4,457)
Total interest-bearing liabilities	9,418,201	0.38%	9,511,767	0.48%	9,326,558	1.08%	857	(3,680)	(2,823)	(18,324)	1,835	(16,489)

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	3,840,046		3,720,417		2,643,240
Other liabilities	511,658		542,740		344,891
Shareholders' equity	2,272,749		2,256,062		2,209,733
Total liabilities & shareholders' equity	$16,042,654		$16,030,986		$14,524,422

Net interest income	$113,876		$118,473		$114,282		$(6,127)	$1,530	$(4,597)	$(8,780)	$8,374	$(406)
Net interest spread		3.23%		3.29%		3.44%
Net interest margin		3.35%		3.45%		3.71%

Tax equivalent adjustment		0.05%		0.04%		0.06%
Net interest margin (fully tax equivalent)		3.40%		3.49%		3.77%

(1) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2021	2020	2020	2020	2020
ALLOWANCE FOR CREDIT LOSS ACTIVITY
Balance at beginning of period	$175,679	$168,544	$158,661	$143,885	$57,650
Day one adoption impact of ASC 326	0	0	0	0	61,505
Provision for credit losses	3,450	13,758	15,299	17,859	23,880
Gross charge-offs
Commercial and industrial	7,910	1,505	1,467	1,282	1,091
Lease financing	0	0	852	0	0
Construction real estate	2	0	0	0	0
Commercial real estate	1,250	6,270	3,789	2,037	4
Residential real estate	1	203	22	148	115
Home equity	611	386	460	428	267
Installment	36	21	59	7	61
Credit card	222	169	171	234	311
Total gross charge-offs	10,032	8,554	6,820	4,136	1,849
Recoveries
Commercial and industrial	337	367	265	275	2,000
Lease financing	0	(6)	6	0	0
Construction real estate	0	3	0	14	0
Commercial real estate	195	844	760	424	234
Residential real estate	44	145	91	93	52
Home equity	177	428	209	156	339
Installment	34	65	35	27	31
Credit card	39	85	38	64	43
Total recoveries	826	1,931	1,404	1,053	2,699
Total net charge-offs	9,206	6,623	5,416	3,083	(850)
Ending allowance for credit losses	$169,923	$175,679	$168,544	$158,661	$143,885

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	1.01%	0.14%	0.14%	0.13%	(0.15)%
Lease financing	0.00%	0.03%	4.29%	0.00%	0.00%
Construction real estate	0.00%	0.00%	0.00%	(0.01)%	0.00%
Commercial real estate	0.10%	0.50%	0.28%	0.15%	(0.02)%
Residential real estate	(0.02)%	0.02%	(0.03)%	0.02%	0.02%
Home equity	0.24%	(0.02)%	0.13%	0.14%	(0.04)%
Installment	0.01%	(0.21)%	0.12%	(0.10)%	0.15%
Credit card	1.59%	0.69%	1.16%	1.54%	2.15%
Total net charge-offs	0.38%	0.26%	0.21%	0.12%	(0.04)%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial and industrial	$24,941	$29,230	$34,686	$33,906	$21,126
Lease financing	0	0	1,092	1,353	222
Construction real estate	0	0	0	0	0
Commercial real estate	44,514	34,682	24,521	14,002	10,050
Residential real estate	11,359	11,601	12,104	12,813	11,163
Home equity	4,286	5,076	5,374	5,604	5,821
Installment	146	163	153	201	145
Nonaccrual loans	85,246	80,752	77,930	67,879	48,527
Accruing troubled debt restructurings (TDRs)	11,608	7,099	7,759	8,377	22,206
Total nonperforming loans	96,854	87,851	85,689	76,256	70,733
Other real estate owned (OREO)	854	1,287	1,643	1,872	1,467
Total nonperforming assets	97,708	89,138	87,332	78,128	72,200
Accruing loans past due 90 days or more	92	169	79	124	120
Total underperforming assets	$97,800	$89,307	$87,411	$78,252	$72,320
Total classified assets	$196,782	$142,021	$134,002	$125,543	$124,510

CREDIT QUALITY RATIOS
Allowance for credit losses to
Nonaccrual loans	199.33%	217.55%	216.28%	233.74%	296.51%
Nonperforming loans	175.44%	199.97%	196.69%	208.06%	203.42%
Total ending loans	1.71%	1.77%	1.65%	1.56%	1.55%
Nonperforming loans to total loans	0.97%	0.89%	0.84%	0.75%	0.76%
Nonperforming assets to
Ending loans, plus OREO	0.98%	0.90%	0.86%	0.77%	0.78%
Total assets	0.60%	0.56%	0.55%	0.49%	0.48%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.87%	0.83%	0.78%	0.68%	0.54%
Total assets	0.53%	0.51%	0.50%	0.44%	0.33%
Classified assets to total assets	1.22%	0.89%	0.84%	0.79%	0.83%

(1) Nonaccrual loans include nonaccrual TDRs of $20.9 million, $14.7 million, $29.3 million, $32.7 million, and $18.4 million, as of March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2021	2020	2020	2020	2020
PER COMMON SHARE
Market Price
High	$26.40	$17.77	$15.15	$16.38	$25.52
Low	$17.62	$12.07	$11.40	$11.52	$12.67
Close	$24.00	$17.53	$12.01	$13.89	$14.91

Average shares outstanding - basic	96,873,940	97,253,787	97,247,080	97,220,748	97,736,690
Average shares outstanding - diluted	97,727,527	98,020,534	98,008,733	97,988,600	98,356,214
Ending shares outstanding	97,517,693	98,021,929	97,999,763	98,018,858	97,968,958

Total shareholders' equity	$2,258,942	$2,282,070	$2,247,815	$2,221,019	$2,179,383

REGULATORY CAPITAL	Preliminary
Common equity tier 1 capital	$1,334,882	$1,325,922	$1,293,716	$1,267,609	$1,243,152
Common equity tier 1 capital ratio	11.81%	11.82%	11.63%	11.49%	11.27%
Tier 1 capital	$1,377,892	$1,368,818	$1,336,497	$1,310,276	$1,285,705
Tier 1 ratio	12.19%	12.20%	12.02%	11.87%	11.66%
Total capital	$1,741,755	$1,744,802	$1,708,817	$1,676,532	$1,493,100
Total capital ratio	15.41%	15.55%	15.37%	15.19%	13.54%
Total capital in excess of minimum requirement	$554,834	$566,795	$541,263	$517,902	$335,229
Total risk-weighted assets	$11,304,012	$11,219,114	$11,119,560	$11,034,570	$11,027,347
Leverage ratio	9.34%	9.55%	9.55%	8.98%	9.49%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	13.97%	14.29%	14.11%	13.99%	14.47%
Ending tangible shareholders' equity to ending tangible assets	8.22%	8.47%	8.25%	8.09%	8.25%
Average shareholders' equity to average assets	14.17%	14.07%	14.08%	13.91%	15.21%
Average tangible shareholders' equity to average tangible assets	8.38%	8.26%	8.18%	7.94%	8.79%

REPURCHASE PROGRAM (1)
Shares repurchased	840,115	0	0	0	880,000
Average share repurchase price	$21.40	N/A	N/A	N/A	$18.96
Total cost of shares repurchased	$17,982	N/A	N/A	N/A	$16,686

(1) Represents share repurchases as part of publicly announced plans.

N/A = Not applicable